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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D. C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) January 4, 1994



                          SEAGULL ENERGY CORPORATION
______________________________________________________________________________
             (Exact name of registrant as specified in its charter)



                                     Texas
______________________________________________________________________________
                 (State or other jurisdiction of incorporation)



                1-8094                                74-1764876
___________________________________   ________________________________________
     (Commission File Number)            (IRS Employer Identification No.)



            1001 Fannin, Suite 1700, Houston, Texas          77002-6714
______________________________________________________________________________
          (Address of principal executive offices)          (Zip Code)



                                 (713) 951-4700
______________________________________________________________________________
               Registrant's telephone number, including area code



                                Not Applicable
______________________________________________________________________________
         (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 4, 1994, an indirect wholly owned subsidiary of Seagull Energy Corporation ("Seagull" or the "Company") acquired all of the outstanding shares of stock (the "Stock") of Novalta Resources Inc. ("Novalta") and an intercompany note (the "Note") from Novalta to its parent, Novacor Petrochemicals Ltd. ("Novacor Petrochemicals"). The Stock and the Note were acquired for a purchase price of approximately $203 million in cash, subject to customary post-closing adjustments described below (the "Seagull Canada Acquisition"). The economic effective date of the Seagull Canada Acquisition was December 31, 1993 (the "Effective Date"). Effective as of the January 4, 1994 Closing Date, Novalta was amalgamated with one of its subsidiaries along with Seagull Energy Canada Ltd., the indirect subsidiary of Seagull that acquired Novalta. The resulting amalgamated company was named Seagull Energy Canada Ltd. ("Seagull Canada"). As a result of the amalgamation, the Note was extinguished. See "Purchase Price" and "Financing" below. References to dollars throughout this Current Report on Form 8-K refer to U. S. dollars unless otherwise noted.

SEAGULL CANADA PROPERTIES

         Seagull Canada's assets (the "Seagull Canada Properties") consist primarily of natural gas and oil reserves and developed and undeveloped lease acreage concentrated principally in a small number of fields located in Alberta, Canada. Seagull estimates that the Seagull Canada Acquisition provided proved reserves of approximately 244 billion cubic feet of natural gas and about 2.8 million barrels of oil, condensate and natural gas liquids as of the Effective Date. Approximately 80 percent of these reserves and 75 percent of Seagull Canada's total producing wells are concentrated in 16 of 95 total fields. As of December 31, 1993, the Seagull Canada Properties consisted of lease acreage holdings including approximately 200,000 net developed acres and approximately 250,000 net undeveloped acres.

PURCHASE PRICE

         The purchase price was determined pursuant to arm's-length negotiations between Seagull and Novacor Petrochemicals, based on an economic effective date of December 31, 1993. The $203 million purchase price for the Stock and the Note is subject to certain customary post-closing adjustments for working capital and capital expenditures for 1993 in excess of a specified threshold pursuant to the provisions of the Sale Agreement, dated November 19, 1993, between Seagull and Novacor Petrochemicals.

FINANCING

         The Seagull Canada Acquisition was financed primarily with a new $175 Million reducing revolving credit facility (the "Canadian Credit Agreement"), as well as borrowings under Seagull's amended and restated $475 million revolving credit facility (the "Revolver") with a group of major U. S. and international banks. The Canadian Credit Agreement between Seagull Canada and 10 Canadian affiliates of major U. S. and international banks provides for dual currency borrowings in U. S. and Canadian dollars with a nominated maximum borrowing availability of $160 million , which may be increased or decreased by the Company at any time pursuant to provisions of the Canadian Credit Agreement, up to the maximum commitment of $175 million.

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The Canadian Credit Agreement matures on December 31, 1999 and commitments thereunder begin to decline on March 31, 1996 in equal quarterly reductions of $10,937,500. As of January 4, 1994, immediately following the Seagull Canada Acquisition, approximately $152 million in borrowings were outstanding under this facility, which are currently denominated in Canadian dollars.

         Borrowings outstanding under the Canadian Credit Agreement funded in
U. S. dollars bear interest, at Seagull Canada's option, at a rate equal to (i) either one, two, three or six month Adjusted LIBOR, plus a margin (the "LIBOR Margin") or (ii) the Reference Rate, plus a margin (the "Prime Margin"). The "Reference Rate" is the greater of (i) 0.5% per annum above the daily federal funds rate or (ii) the prime rate of the agent bank. The LIBOR Margin ranges from 0.625% to 2.5% per annum, depending upon Seagull's credit rating and consolidated Debt to Capitalization Ratio (as defined under the Revolver), and the Prime Margin ranges from 0% to 1.5% per annum, depending upon the same factors. Borrowings outstanding in Canadian dollars bear interest, at Seagull Canada's option, at a rate equal to (i) either one, two, three or six month Bankers' Acceptance Rate plus the LIBOR Margin or (ii) the Paying Agent's prime rate plus the Prime Margin.

         In connection with the consummation of the Seagull Canada Acquisition, the Revolver was amended to allow for the incurrence of debt by Seagull Canada under the Canadian Credit Agreement and to allow Seagull to guarantee such debt. As an additional amendment to the Revolver, the "Borrowing Base" was increased to $610 million to provide for value attributed to Seagull Canada's proved reserves. The Borrowing Base is based upon the value of the proved reserves of the Company's exploration and production segment and the financial performance of the Company's other business segments as provided for under the Revolver, and limits the total amount of senior indebtedness available to the Company.

         The available commitment under the Revolver is subject to the Borrowing Base and is determined after consideration of outstanding borrowings under Seagull's other senior debt facilities. As of January 4, 1994, immediately following the Seagull Canada Acquisition, borrowings outstanding under the Revolver were $188.5 million, leaving immediately available unused commitments of approximately $149.3 million, net of outstanding letters of credit of $2.2 million, $100 million of borrowings outstanding under Seagull's senior notes, the nominated maximum borrowing availability of $160 million under the Canadian Credit Agreement, and $10 million in borrowings outstanding under one of Seagull's money market facilities.

         The Revolver and the Canadian Credit Agreement are unsecured credit facilities. Both facilities contain restrictive provisions regarding the incurrence of additional debt, the making of investments outside of existing lines of business, the maintenance of certain financial levels (based upon Seagull's consolidated financial condition and results of operations), the incurrence of additional liens, the declaration or payment of dividends (other than dividends payable solely in the form of additional shares of the Company's common stock) and the repurchase or redemption of capital stock.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

           It is impracticable to file the financial statements requiredto be provided by Item 7(a) of Form 8-K at this time. The financial statements of Novalta will be filed under cover of Form 8-KA as soon as practicable, but not later than March 20, 1994.

(b)      Pro Forma Financial Information.

           It is impracticable to file pro forma financial statements required to be provided by Item 7(b) of Form 8-K at this time. The pro forma financial statements will be filed under cover of Form 8-KA as soon as practicable, but not later than March 20, 1994.

(c)      Exhibits.


                 *2.1     Sale Agreement made and entered into as of November
                          19, 1993 between Novacor Petrochemicals Ltd. and
                          Seagull Energy Corporation (including Appendix J,
                          "Tax Provisions").

                 *2.2 Guarantee executed in connection with Sale Agreement included as Exhibit 2.1 hereto.

                 *2.3     First Amendment to Amended and Restated Credit
                          Agreement dated December 30, 1993 by and among Seagull, each of the banks signatory thereto, and Texas Commerce Bank National Association, as agent
                          (without exhibits and schedules).

                 *2.4     Credit Agreement, U. S. $175 Million Reducing
                          Revolving Credit Facility, dated December 30, 1993 by and among Seagull Energy Canada Ltd., each of the banks signatory thereto, and Chemical Bank of Canada, The Bank of Nova Scotia and Canadian Imperial Bank of
                          Commerce, as co-agents (without exhibits).

                 *2.5 Form of Revolving Credit Loan Note (U. S. Dollars) executed in connection with the Credit Agreement included as Exhibit 2.4 hereto.

                 *2.6 Form of Revolving Credit Loan Note (Canadian Dollars) executed in connection with the Credit Agreement included as Exhibit 2.4 hereto.




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
                 *2.7 Intercreditor Agreement executed in connection with the Credit Agreement included as Exhibit 2.4 hereto.

                 *2.8 Form of Bankers' Acceptance executed in connection with the Credit Agreement included as Exhibit 2.4 hereto.

                 *2.9     Guarantee executed in connection with the Credit
                          Agreement included as Exhibit 2.4 hereto.




_________________
* Filed herewith.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 19, 1994



                                       SEAGULL ENERGY CORPORATION


                                       By:  Rodney W. Bridges
                                            Rodney W. Bridges
                                            Vice President and Controller
                                            (Principal Accounting Officer)





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                                 EXHIBIT INDEX


                                                                         Page
                                                                         ----
*2.1          Sale Agreement made and entered into as of November 19, 1993 between Novacor Petrochemicals Ltd. and
              Seagull Energy Corporation (including Appendix J, "Tax Provisions").

*2.2          Guarantee executed in connection with Sale Agreement included as Exhibit 2.1 hereto.

*2.3          First Amendment to Amended and Restated Credit Agreement dated December 30, 1993 by and among Seagull, each of the banks signatory thereto, and Texas Commerce Bank National Association, as agent (without exhibits and schedules).

*2.4          Credit Agreement, U. S. $175 Million Reducing Revolving Credit Facility, dated December 30, 1993 by and among Seagull Energy Canada Ltd., each of the banks signatory thereto, and Chemical Bank of Canada, The
              Bank of Nova Scotia and Canadian Imperial Bank of Commerce, as co-agents (without exhibits).

*2.5          Form of Revolving Credit Loan Note (U. S. Dollars) executed in connection with the Credit Agreement included as Exhibit 2.4 hereto.

*2.6          Form of Revolving Credit Loan Note (Canadian Dollars) executed in connection with the Credit Agreement included as Exhibit 2.4 hereto.

*2.7          Intercreditor Agreement executed in connection with the Credit Agreement included as Exhibit 2.4 hereto.

*2.8          Form of Bankers' Acceptance executed in connection with the Credit Agreement included as Exhibit 2.4 hereto.

*2.9          Guarantee executed in connection with the Credit Agreement included as Exhibit 2.4 hereto.


_________________
* Filed herewith.





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